UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2019

HANCOCK PARK CORPORATE INCOME, INC.
(Exact name of Registrant as specified in its charter)

Maryland	814-01185	81-0850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 8.01	Other Events.

Extension of Tender Offer

This Public Announcement serves to inform all interested parties that Hancock Park Corporate Income, Inc. (the “Company”) has elected to extend the expiration date and time for its offer to purchase 465,917 shares of its issued and outstanding common stock (the “Tender Offer”) until 11:59 p.m. Central Time on Thursday, April 5, 2019. Payment for properly tendered shares will be made promptly upon the expiration of the offer. The Tender Offer previously was scheduled to expire at 11:59 p.m. Central Time on Wednesday March 27, 2019. The full terms and conditions of the Tender Offer (excluding the extension of the expiration date and time described above) are set forth in the Offer to Purchase, Letter of Transmittal and related materials, each dated February 11, 2019, as amended and supplemented from time to time.

Stockholders of the Company that have already tendered their shares need not take any further action as a result of this Public Announcement. Questions regarding this Public Announcement or any terms and conditions of the Tender Offer should be directed to the Company at (844) 315-1756.

This Public Announcement is for informational purposes only and shall not constitute an offer to purchase, nor a solicitation for acceptance, of the Tender Offer. The Tender Offer is being made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials, each as amended and supplemented from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hancock Park Corporate Income, Inc.
Date: March 18, 2019	By:	/s/ Bilal Rashid
Chief Executive Officer